Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) to register 2,981,490 shares of common stock filed on August 17, 2021 pertaining to the Thryv Holdings, Inc. 2020 Incentive Award Plan of our report dated March 25, 2021, with respect to the consolidated financial statements of Thryv Holdings, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
August 17, 2021